UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

      |_|   Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      |_|   Definitive Proxy Statement

      |_|   Definitive Additional Materials

      |X|   Soliciting Material Under Rule 14a-12

                            PHOENIX TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                                   PARCHE, LLC
                              ADMIRAL ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                                C4S & CO., L.L.C.
                                 PETER A. COHEN
                                 MORGAN B. STARK
                               JEFFREY M. SOLOMON
                                THOMAS W. STRAUSS
                                   JOHN MUTCH
                                  PHILIP MOYER
                                JEFFREY C. SMITH
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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            CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM
            DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

      Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its two nominees at the 2007 annual meeting of stockholders of Phoenix Technologies Ltd., a Delaware corporation (the "Company").

      Item 1: On January 16, 2007, Admiral Advisors, LLC delivered the following letter to the Board of Directors of the Company:

ADMIRAL ADVISORS, LLC LETTERHEAD

January 16, 2007

Board of Directors
Phoenix Technologies Ltd.
915 Murphy Ranch Road
Milpitas, CA 95035

Dear Board Members,

      As you know, Admiral Advisors, LLC, a subsidiary of Ramius Capital Group, L.L.C. (together, "Ramius"), remains seriously committed to purchasing the outstanding capital stock of Phoenix Technologies Ltd. ("Phoenix" or the "Company"). Therefore, we are resubmitting our revised offer to purchase for $5.25 per share, in cash, all of the outstanding shares of Phoenix that we do not already own. We have structured our offer to promptly bring value and liquidity to all of the Company's shareholders on the terms and conditions set forth below.

      While we respect Woody, his new team, and the hardworking employees of the Company, we believe Phoenix faces a difficult and risky operational turnaround. We believe that Phoenix should not attempt this turnaround as a public company. History has shown that this board of directors (the "Board"), when faced with the pressures of being a public company, has responded with poor business decisions that have had disastrous consequences for Phoenix and its stockholders. We believe our $5.25 all-cash offer for all of the outstanding shares is in the best interest of the Company's shareholders.

      In addition, we believe that Phoenix is too small to bear the costs and to handle the demands associated with operating as a public company. The market demands that public companies demonstrate revenue growth, and we believe that this expectation will pressure the Company to gain scale - potentially through acquisitions - and to drive top-line growth. Phoenix's Board has already shown its susceptibility to these pressures, as evidenced by its willingness to allow management to diversify into an enterprise software business, organically build the enterprise sales channel, and sell products on a fully paid-up license basis. These decisions temporarily increased revenue, but proved to be major mistakes ultimately damaging the core business and resulting in significant destruction of shareholder value.

      Executing a turnaround is difficult. Executing a turnaround in the public spotlight is even more challenging. In a public turnaround, management will disclose elements of its strategic plan, which, we believe will likely put the Company at a competitive disadvantage and possibly interfere with its effectiveness.

      Ramius is the Company's largest shareholder. Given the Company's poor track record, we believe that this Board should not be trusted to evaluate acquisition opportunities, growth investments, and product expansions while overseeing a turnaround plan in the public spotlight. We are committed to our $5.25 all-cash offer and are ready, willing and able to immediately enter into negotiations for a definitive acquisition agreement. The shareholders deserve to receive a full and fair price for their shares now.

      Our $5.25 all-cash offer is full and fair and represents a premium of approximately 13.4% over the January 12, 2007 closing price of $4.63 per share, and a premium of approximately 31.3% over the June 22, 2006 closing price of $4.00, which was the closing price of the stock the day after the Company announced the shift in its Core System Software pricing strategy. Given the Board's refusal, to date, to negotiate with us in good faith, we have decided to disclose our offer publicly and to proceed with our plans to elect an alternate slate of board members at the Company's annual meeting of stockholders. While we believe it would be in everyone's best interest to expeditiously complete this transaction on a friendly basis, our candidates, subject to their fiduciary duties, are committed to facilitating the negotiation of a mutually beneficial transaction. We also reserve the right to make an offer directly to the Company's shareholders if this Board continues to ignore the best interests of its shareholders.

TRANSACTION TERMS

      Based upon our review of the materials made available, Admiral Advisors, LLC, a subsidiary of Ramius Capital Group, L.L.C. proposes, through a merger with an appropriate newly formed acquisition entity (the "Purchaser"), to acquire the Company (the "Transaction") on the following terms:

1.    PURCHASE PRICE: $5.25 PER SHARE IN CASH.

2. CLOSING CONDITIONS: The Transaction is subject to the following limited conditions:

            (a) approval by the board of directors of the Company and stockholders pursuant to the requirements of applicable law;

            (b) receipt of any material governmental and third party approvals (including expiration of all applicable waiting periods under Hart-Scott Rodino, to the extent required);

            (c) completion of customary confirmatory business, accounting, financial, environmental and legal due diligence;

            (d) the waiver of any Company anti-takeover provisions including redemption of the Company's shareholder rights plan and waiver of Delaware General Corporate Law Section 203; and

            (e) the negotiation and execution of a mutually satisfactory definitive merger agreement and the receipt of disclosure schedules related thereto in a form reasonably acceptable to us.

3. FUNDING SOURCES: The Purchaser has sufficient committed capital to finance the Transaction. The Transaction is not subject to financing.

4. TIMING: The Purchaser is committed to allocating a sufficient amount of resources and is confident that it will be able to close the Transaction on an expedited basis. We require no external approvals.

5. CONDUCT OF BUSINESS: We expect that the Company will continue to operate in the ordinary course of business and consistent with past practices and that there will be no material adverse change to the Company's financial condition or results of operation.

6. DUE DILIGENCE: The proposed Transaction is subject to completion to our satisfaction of customary confirmatory business, accounting, financial, environmental, and legal due diligence. With the full cooperation of the Company and based upon information known to us, we would expect to complete this process in no more than four weeks, if not earlier. Our required due diligence will be limited to confirmation of information generally known to us on the assumption that there is no material and adverse information that the Company has not publicly disclosed.

7. NON-BINDING STATEMENT OF INTENT: This proposal is a statement of intention only. A legally binding obligation with respect to the proposed Transaction will arise only upon execution and delivery of definitive agreements (acceptable to the Company and us), and then only on the terms and conditions contained therein. We are committed to immediately negotiating and executing a definitive merger agreement.

8. MANAGEMENT: We are receptive to discussions with senior management about their future involvement in the business. We intend to speak with senior management regarding their participation in this Transaction, and would encourage and welcome their participation, although their participation is not a condition to closing the Transaction. We are committed to preserving the relationship of the Company with its employees.

      We look forward to working with you to successfully and expeditiously complete this transaction.

                                                  Very truly yours,

                                                  /s/ Jeffrey C. Smith

                                                  Jeffrey C. Smith
                                                  Executive Managing Director

      Item 2: On January 16, 2007, Ramius Capital issued the following press release:

      RAMIUS CAPITAL SUBMITS REVISED OFFER TO ACQUIRE OUTSTANDING SHARES OF
                     PHOENIX TECHNOLOGIES FOR $5.25 IN CASH

FILES PRELIMINARY PROXY MATERIALS SEEKING TO ELECT ALTERNATE SLATE OF CANDIDATES
                          TO PHOENIX BOARD OF DIRECTORS

NEW YORK - JANUARY 16, 2007 - Admiral Advisors, LLC, a subsidiary of Ramius Capital Group, L.L.C. (together, "Ramius") today announced that it has submitted a revised offer to acquire for $5.25, in cash, all of the outstanding shares of Phoenix Technologies Ltd. ("Phoenix" or the "Company") (NASDAQ: PTEC) that it does not already own.

In a letter delivered to Phoenix's Board of Directors and filed with the U.S. Securities and Exchange Commission ("SEC") in an amendment to its Schedule 13D, Ramius, Phoenix's largest shareholder, stated that it remains seriously committed to purchasing the outstanding capital stock of Phoenix and that Phoenix shareholders will benefit from an immediate all-cash transaction that offers an attractive premium.

Ramius  Executive  Managing  Director  Jeffrey C.  Smith,  stated in the letter:
"While we respect Woody, his new team, and the hardworking employees of the Company, we believe Phoenix faces a difficult and risky operational turnaround. We believe that Phoenix should not attempt this turnaround as a public company. History has shown that this board of directors (the "Board"), when faced with the pressures of being a public company, has responded with poor business decisions that have had disastrous consequences for Phoenix and its stockholders."

Smith continued, "Given the Company's poor track record, we believe that this Board should not be trusted to evaluate acquisition opportunities, growth investments, and product expansions while overseeing a turnaround plan in the public spotlight."

The non-binding offer is not subject to financing, but is subject to a number of other conditions including the completion of due diligence, and represents a 13.4% premium to Phoenix's closing share price on January 12, 2007.

In addition, Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius, today filed preliminary proxy materials with the SEC seeking to elect an alternate slate of candidates to the Board of Directors of Phoenix. The nominees identified in Starboard's preliminary proxy materials look to replace the two current Class II directors whose terms will expire at the 2007 Annual Meeting of Shareholders, which has been scheduled for February 14, 2007. Ramius stated that the proposed nominees, John Mutch and Philip Moyer, subject to their fiduciary duties, are committed to facilitating the negotiation of a mutually beneficial transaction.

ABOUT RAMIUS CAPITAL GROUP, L.L.C.

Ramius Capital Group is a registered investment advisor that manages assets of approximately $7.9 billion in a variety of alternative investment strategies. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of Phoenix Technologies Ltd., a Delaware corporation (the "Company").

RAMIUS CAPITAL ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE
PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE
NUMBER: (877) 800-5185.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company ("Starboard"), Parche, LLC, a Delaware limited liability company ("Parche"), Admiral Advisors, LLC, a Delaware limited liability company, Ramius Capital Group, L.L.C., a Delaware limited liability company ("Ramius Capital"), C4S & Co., L.L.C., a Delaware limited liability company ("C4S"), Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, John Mutch, Philip Moyer and Jeffrey C. Smith (the "Participants").

Starboard beneficially owns 2,774,471 shares of Common Stock of the Company. Parche beneficially owns 528,470 shares of Common Stock of the Company. As the investment manager of Starboard and the managing member of Parche, Admiral Advisors may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche. As the sole member of Admiral Advisors, Ramius Capital may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital, C4S may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche.

As the managing members of C4S, each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche.

Mr. Mutch beneficially owns 200,000 shares of Common Stock of the Company.
Mr. Moyer does not beneficially own any shares of Common Stock of the Company. Mr. Smith does not beneficially own any shares of Common Stock of the Company.

                                      # # #

CONTACT:

Media & Shareholders:
Sard Verbinnen & Co.
Dan Gagnier or Renee Soto, 212-687-8080

The full text of the letter follows:

January 16, 2007

Board of Directors
Phoenix Technologies Ltd.
915 Murphy Ranch Road
Milpitas, CA  95035

Dear Board Members,

As you know, Admiral Advisors, LLC, a subsidiary of Ramius Capital Group, L.L.C. (together, "Ramius"), remains seriously committed to purchasing the outstanding capital stock of Phoenix Technologies Ltd. ("Phoenix" or the "Company"). Therefore, we are resubmitting our revised offer to purchase for $5.25 per share, in cash, all of the outstanding shares of Phoenix that we do not already own. We have structured our offer to promptly bring value and liquidity to all of the Company's shareholders on the terms and conditions set forth below.

While we respect Woody, his new team, and the hardworking employees of the Company, we believe Phoenix faces a difficult and risky operational turnaround. We believe that Phoenix should not attempt this turnaround as a public company. History has shown that this board of directors (the "Board"), when faced with the pressures of being a public company, has responded with poor business decisions that have had disastrous consequences for Phoenix and its stockholders. We believe our $5.25 all-cash offer for all of the outstanding shares is in the best interest of the Company's shareholders.

In addition, we believe that Phoenix is too small to bear the costs and to handle the demands associated with operating as a public company. The market demands that public companies demonstrate revenue growth, and we believe that this expectation will pressure the Company to gain scale - potentially through acquisitions - and to drive top-line growth. Phoenix's Board has already shown its susceptibility to these pressures, as evidenced by its willingness to allow management to diversify into an enterprise software business, organically build the enterprise sales channel, and sell products on a fully paid-up license basis. These decisions temporarily increased revenue, but proved to be major mistakes ultimately damaging the core business and resulting in significant destruction of shareholder value.

Executing a turnaround is difficult. Executing a turnaround in the public spotlight is even more challenging. In a public turnaround, management will disclose elements of its strategic plan, which, we believe will likely put the Company at a competitive disadvantage and possibly interfere with its effectiveness.

Ramius is the Company's largest shareholder. Given the Company's poor track record, we believe that this Board should not be trusted to evaluate acquisition opportunities, growth investments, and product expansions while overseeing a turnaround plan in the public spotlight.

We are committed to our $5.25 all-cash offer and are ready, willing and able to immediately enter into negotiations for a definitive acquisition agreement. The shareholders deserve to receive a full and fair price for their shares now.

Our $5.25 all-cash offer is full and fair and represents a premium of approximately 13.4% over the January 12, 2007 closing price of $4.63 per share, and a premium of approximately 31.3% over the June 22, 2006 closing price of $4.00, which was the closing price of the stock the day after the Company announced the shift in its Core System Software pricing strategy. Given the Board's refusal, to date, to negotiate with us in good faith, we have decided to disclose our offer publicly and to proceed with our plans to elect an alternate slate of board members at the Company's annual meeting of stockholders. While we believe it would be in everyone's best interest to expeditiously complete this transaction on a friendly basis, our candidates, subject to their fiduciary duties, are committed to facilitating the negotiation of a mutually beneficial transaction. We also reserve the right to make an offer directly to the Company's shareholders if this Board continues to ignore the best interests of its shareholders.

TRANSACTION TERMS

Based upon our review of the materials made available, Admiral Advisors, LLC, a subsidiary of Ramius Capital Group, L.L.C. proposes, through a merger with an appropriate newly formed acquisition entity (the "Purchaser"), to acquire the Company (the "Transaction") on the following terms:

1.    PURCHASE PRICE: $5.25 PER SHARE IN CASH.

2. CLOSING CONDITIONS: The Transaction is subject to the following limited conditions:

            (a) approval by the board of directors of the Company and stockholders pursuant to the requirements of applicable law;

            (b) receipt of any material governmental and third party approvals (including expiration of all applicable waiting periods under Hart-Scott Rodino, to the extent required);

            (c) completion of customary confirmatory business, accounting, financial, environmental and legal due diligence;

            (d) the waiver of any Company anti-takeover provisions including redemption of the Company's shareholder rights plan and waiver of Delaware General Corporate Law Section 203; and

            (e) the negotiation and execution of a mutually satisfactory definitive merger agreement and the receipt of disclosure schedules related thereto in a form reasonably acceptable to us.

3. FUNDING SOURCES: The Purchaser has sufficient committed capital to finance the Transaction. The Transaction is not subject to financing.

4. TIMING: The Purchaser is committed to allocating a sufficient amount of resources and is confident that it will be able to close the Transaction on an expedited basis. We require no external approvals.

5. CONDUCT OF BUSINESS: We expect that the Company will continue to operate in the ordinary course of business and consistent with past practices and that there will be no material adverse change to the Company's financial condition or results of operation.

6. DUE DILIGENCE: The proposed Transaction is subject to completion to our satisfaction of customary confirmatory business, accounting, financial, environmental, and legal due diligence. With the full cooperation of the Company and based upon information known to us, we would expect to complete this process in no more than four weeks, if not earlier. Our required due diligence will be limited to confirmation of information generally known to us on the assumption that there is no material and adverse information that the Company has not publicly disclosed.

7. NON-BINDING STATEMENT OF INTENT: This proposal is a statement of intention only. A legally binding obligation with respect to the proposed Transaction will arise only upon execution and delivery of definitive agreements (acceptable to the Company and us), and then only on the terms and conditions contained therein. We are committed to immediately negotiating and executing a definitive merger agreement.

8. MANAGEMENt: We are receptive to discussions with senior management about their future involvement in the business. We intend to speak with senior management regarding their participation in this Transaction, and would encourage and welcome their participation, although their participation is not a condition to closing the Transaction. We are committed to preserving the relationship of the Company with its employees.

We look forward to working with you to successfully and expeditiously complete this transaction.

                                                Very truly yours,


                                                /s/ Jeffrey C. Smith
                                                --------------------------------
                                                Jeffrey C. Smith
                                                Executive Managing Director

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of Phoenix Technologies Ltd., a Delaware corporation (the "Company").

RAMIUS CAPITAL ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN

ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (877) 800-5185.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company ("Starboard"), Parche, LLC, a Delaware limited liability company ("Parche"), Admiral Advisors, LLC, a Delaware limited liability company, Ramius Capital Group, L.L.C., a Delaware limited liability company ("Ramius Capital"), C4S & Co., L.L.C., a Delaware limited liability company ("C4S"), Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, John Mutch, Philip Moyer and Jeffrey C. Smith (the "Participants").

Starboard beneficially owns 2,774,471 shares of Common Stock of the Company. Parche beneficially owns 528,470 shares of Common Stock of the Company. As the investment manager of Starboard and the managing member of Parche, Admiral Advisors may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche. As the sole member of Admiral Advisors, Ramius Capital may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital, C4S may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche.

As the managing members of C4S, each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon may be deemed to beneficially own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche.

Mr. Mutch beneficially owns 200,000 shares of Common Stock of the Company. Mr. Moyer does not beneficially own any shares of Common Stock of the Company. Mr. Smith does not beneficially own any shares of Common Stock of the Company.


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